UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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EDGEWISE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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About Us

We are a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of innovative treatments for severe muscle diseases for which there is significant unmet medical need. Guided by our holistic drug discovery approach to targeting the muscle as an organ, we have combined our foundational expertise in muscle biology and small molecule engineering to build our proprietary, muscle-focused drug discovery platform. Our platform utilizes custom-built high throughput and translatable systems that measure integrated muscle function in whole organ extracts to identify small molecule precision medicines regulating key proteins in muscle tissue, initially focused on addressing rare neuromuscular and cardiac diseases.

PATIENTS FIRST

At Edgewise, we know that patients and their families are at the core of everything we do. As we develop our science and potential treatments, Edgewise’s promise to patients and their families is to:

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put the best interest of patients first;
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work with uncompromising standards in all we do;
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listen to the communities that we work in and be transparent in our communications; and
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recognize that for rare disease patients, every day is a day too late and work with a sense of urgency.

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OUR VISION

Our vision is to improve the lives of patients and families suffering from rare muscle diseases by building the world’s leading muscle-focused, precision medicine company. Key components of our strategy to achieve this vision include:

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Engaging comprehensively with patients, their families and their physicians to develop trusted relationships, transparent communications, and become a leader in the rare muscle disease communities;
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Leveraging clinical and regulatory precedents and our extensive experience in severe muscle diseases to rapidly advance sevasemtem through clinical development in muscular dystrophies;
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Leveraging our deep expertise in muscle-disease therapeutics to expand our pipeline, advancing EDG-7500 through clinical development for the treatment of hypertrophic cardiomyopathy and other diseases of diastolic dysfunction;
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Investing in our precision medicine drug discovery platform to fuel the development of novel targeted therapies to expand our pipeline into other related muscle diseases;
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Integrating our scientific expertise, development capabilities and growing network of patient advocacy groups and collaborators to develop novel therapies addressing muscle diseases with the highest unmet need; and
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Opportunistically evaluating strategic collaborations and asset acquisition opportunities to accelerate development and commercialization timelines as well as potentially expanding our pipeline within our core therapeutic areas.

Notice of Annual Meeting of Stockholders

June 13, 2025

DATE AND TIME	IN-PERSON MEETING	RECORD DATE
June 13, 2025 at 10:00 am Mountain Time	This year’s meeting will be held in-person at: 1715 38th Street, Boulder, Colorado 80301	April 16, 2025

ITEMS OF BUSINESS	BOARD VOTING RECOMMENDATION
Proposal No. 1: Elect the directors named in the attached Proxy Statement to serve until the 2028 Annual Meeting of Stockholders	FOR the election of Alan Russell, Ph.D. and Arlene Morris
Proposal No. 2: Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR the ratification of KPMG LLP
Proposal No. 3: Conduct an advisory vote on the compensation of our named executive officers	FOR the approval, on an advisory and non-binding basis, of the compensation of our named executive officers
Proposal No. 4: Conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers	FOR the approval, on an advisory and non-binding basis, of the frequency of future advisory votes on the compensation of our named executive officers to be held every one year

Stockholders will also consider such other business as may come properly be presented before the Annual Meeting or any adjournment thereof.

This notice, proxy statement and voting instructions are being mailed to stockholders on or about April 29, 2025.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the live in-person meeting, we encourage you to vote as soon as possible in one of the following ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	AT THE IN-PERSON MEETING
Visit the website listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting at 1715 38th Street, Boulder, Colorado 80301

John R. Moore
General Counsel

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 13, 2025. Our Proxy Statement and Annual Report are available online at investors.edgewisetx.com.

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Proxy Summary

ABOUT THE MEETING

SDAQ
DATE AND TIME June 13, 2025 at 10:00 am Mountain Time IN-PERSON MEETING The Annual Meeting will be held at 1715 38th Street, Boulder, Colorado 80301.		RECORD DATE April 16, 2025 STOCK EXCHANGE Edgewise Therapeutics, Inc.’s common stock is listed on Nasdaq under the symbol “EWTX.”
PROXY VOTING

Internet	In-Person Meeting	Phone	Mail
Visit the website listed on your proxy card	Attend the In-Person Meeting at 1715 38th Street, Boulder, Colorado 80301	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope

PROPOSALS AND BOARD RECOMMENDATIONS

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors recommends that you vote FOR the election of Alan Russell, Ph.D. and Arlene Morris. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The board of directors recommends that you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. We believe KPMG LLP has sufficient knowledge and experience to provide our company with a wide range of accounting services.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The board of directors recommends that you vote FOR the approval, on an advisory and non-binding basis, of the compensation of our named executive officers as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the U.S.

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Securities and Exchange Commission (SEC), including the compensation tables and any related narrative discussion. We value continuing and constructive feedback from our stockholders on compensation and other important matters.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

The board of directors recommends that you vote, on an advisory and non-binding basis, to hold future advisory votes to approve the compensation of our named executive officers to be held every one year.

CORPORATE GOVERNANCE HIGHLIGHTS

Executive sessions of independent directors at each regularly scheduled board meeting.	Insider Trading Policy prohibits, among other things, hedging.
GOVERNANCE BEST PRACTICES

✓  Annual Board and committee self-assessments enhance performance.

✓  Executive sessions of independent directors at each regularly scheduled board meeting.

✓  Compensation Recovery Policy allows withholding of compensation based on any restatement or adjustment to our financials.

✓ Active, year-round stockholder engagement process where we meet with our stockholders and other key stakeholders. ✓ Insider Trading Policy prohibits, among other things, hedging.

DIRECTOR NOMINEES

Name and Position	Age	Primary Occupation	Committee Memberships
			Audit	Compensation	Nominating & Corporate Governance
ALAN RUSSELL, Ph.D. DIRECTOR AND CO-FOUNDER	55	Edgewise Therapeutics, Inc., Chief Scientific Officer
ARLENE MORRIS DIRECTOR	73	Willow Advisors, Chief Executive Officer	M	M

M = Member

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Board of Directors and Corporate Governance

Our business affairs are managed under the direction of our board of directors. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Our board of directors is committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. We believe that good governance leads to high board effectiveness, promotes the long-term interests of our stockholders, strengthens the accountability of the board of directors and management, and improves our standing as a trusted member of the communities we serve.

The following table sets forth the names and positions of our directors and their ages as of March 31, 2025:

			Committee Memberships
Name	Age	Primary or Former Occupation	Audit	Compensation	Nominating & Corporate Governance
PETER THOMPSON, M.D. CHAIRPERSON AND CO-FOUNDER	65	OrbiMed Advisors LLC, Partner			C
LAURA BREGE DIRECTOR	67	BridgeBio Pharma, Inc., Senior Advisor	C	M
BADREDDIN EDRIS, Ph.D. DIRECTOR AND CO-FOUNDER	38	SpringWorks Therapeutics, Inc., Chief Operating Officer		C
JONATHAN FOX, M.D., Ph.D. DIRECTOR	67	BridgeBio Pharma, Inc., President and Chief Medical Officer			M
KEVIN KOCH, Ph.D. DIRECTOR	64	Edgewise Therapeutics, Inc., Chief Executive Officer
ARLENE MORRIS DIRECTOR	73	Willow Advisors, LLC, Chief Executive Officer	M	M
JONATHAN ROOT, M.D. DIRECTOR	65	U.S. Venture Partners, General Partner	M		M
ALAN RUSSELL, Ph.D. DIRECTOR AND CO-FOUNDER	55	Edgewise Therapeutics, Inc., Chief Scientific Officer

C = Chairperson   I   M = Member

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BOARD DIVERSITY MATRIX (AS OF APRIL 29, 2025)

We believe that our board of directors should consist of individuals reflecting the diversity represented by our employees, customers, and communities in which we operate. The below table provides information related to the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	-	1
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	1

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NOMINEES FOR CLASS I DIRECTOR

Alan Russell, Ph.D. DIRECTOR, CO-FOUNDER AND CHIEF SCIENTIFIC OFFICER	Age: 55 Director since: 2017

Career Highlights

Alan Russell, Ph.D., co-founded the Company, and has served as a member of our board of directors since August 2017 and as our Chief Scientific Officer since June 2017. Previously, Dr. Russell was Vice President and Head of the Muscle Metabolism Discovery Performance Unit from September 2014 to June 2017 and Director and Head of Biology of the Muscle Metabolism Discovery Performance Unit from March 2010 to September 2014 at GlaxoSmithKline plc, a multinational pharmaceutical company. Prior to joining GlaxoSmithKline, Dr. Russell was Associate Director of Muscle Biology and Therapeutics from February 2002 to February 2010 at Cytokinetics, Inc., a biopharmaceutical company developing treatments for diseases of impaired muscle function. He has been Adjunct Professor in the Department of Integrative Physiology at the University of Colorado Boulder since November 2017. Dr. Russell received a B.Pharm. in pharmacy and pharmacology and a Ph.D. in cell biology and gene therapy from the University of Bath and was Postdoctoral Fellow at the Stanford University School of Medicine.

We believe Dr. Russell is qualified to serve on our board of directors because of the perspective and experience he provides as one of our founders and as our Chief Scientific Officer, his extensive experience in the pharmaceutical sciences as well as his strong scientific knowledge.

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Arlene M. Morris DIRECTOR	Age: 73 Director since: 2024 Committees: Audit and Compensation

Career Highlights

Arlene M. Morris has served as a member of our board of directors since May 2024. Ms. Morris has served as Chief Executive Officer of Willow Advisors, LLC, a consultancy advising biotech companies on financing, strategy, and business development since May 2015. From April 2012 until May 2015, Ms. Morris served as the chief executive officer of Syndax Pharmaceuticals, Inc., a privately held oncology company focused on the development and commercialization of therapies for treatment-resistant cancers. From June 2003 to January 2011, Ms. Morris served as the president, chief executive officer, and a member of the board of directors of Affymax, Inc., a development-stage biopharmaceutical company. Ms. Morris also held various management and executive positions at Clearview Projects, Inc., a corporate advisory firm; Coulter Pharmaceutical, Inc., a publicly traded pharmaceutical company; Scios Inc., a biopharmaceutical company focused on cardiovascular and inflammatory diseases; and Johnson & Johnson, a publicly traded healthcare company. She is currently a member of the board of directors of Palatin Technologies, a publicly traded biotechnology company focused on the inflammatory and autoimmune diseases since June 2015; Viridian Therapeutics, Inc., a publicly traded company developing therapies for serious and rare diseases since January 2018; TC BioPharm PLC, a publicly traded biopharmaceutical company focused on therapies for cancer treatment since September 2021; and Cogent Biosciences, Inc., a publicly traded biopharmaceutical company focused on genetically defined diseases since July 2019. She currently serves as a board chair for the Foundation for Research and Development at the Medical University of South Carolina and as a trustee of Carlow University. Ms. Morris received a B.A. in biology and chemistry from Carlow College.

We believe Ms. Morris is qualified to serve on our board of directors because of her industry experience and expertise from past and continued service on boards of directors of publicly traded biotechnology companies, which enable her to contribute important strategic insight to our board of directors.

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CONTINUING CLASS II DIRECTORS
Laura A. Brege DIRECTOR	Age: 67 Director since: 2020 Committees: Audit (Chairperson) and Compensation

Career Highlights

Laura A. Brege, has served as a member of our board of directors since December 2020. Ms. Brege was originally recommended for appointment as a director by a non-management director. Ms. Brege has served as Senior Advisor to BridgeBio Pharma, Inc., a biotechnology company developing medicines for genetic diseases, since April 2018. Prior to BridgeBio, Ms. Brege was Managing Director at Cervantes Life Science Partners, LLC, a health care advisory and consulting company, from September 2015 to June 2018. Previously, Ms. Brege was President and Chief Executive Officer from September 2012 to July 2015 and member of the board from September 2012 to July 2015 at Nodality, Inc., a privately held biotechnology company focused on innovative personalized medicine. Prior to Nodality, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., from June 2006 to December 2011, including Executive Vice President and Chief Operating Officer. Before Onyx, Ms. Brege was a general partner at Red Rock Capital Management, a venture capital firm, and Senior Vice President and Chief Financial Officer at COR Therapeutics, Inc., a research and development company focused on cardiovascular diseases. Earlier in her career, Ms. Brege served as Vice President and Chief Financial Officer at Flextronics and Vice President and Treasurer of The Cooper Companies. Ms. Brege currently serves as a member of the boards of directors of ACADIA Pharmaceuticals Inc., a biotechnology company developing treatments for neurological diseases, since May 2008, Mirum Pharmaceuticals, Inc., a biotechnology company developing treatments for rare liver diseases, since July 2019, and Pacira BioSciences, Inc., a non-opioid pain management company, since June 2011. She previously served as a member of the board of directors of Portola Pharmaceuticals, Inc., acquired by Alexion Pharmaceuticals, Inc. in July 2020, Aratana Therapeutics, Inc., Delcath Systems, Inc., HLS Therapeutics Inc., a pharmaceutical company and Dynavax Technologies Corporation. Ms. Brege received a B.S. in economics and B.B.A. in government from Ohio University and a M.B.A. from the University of Chicago.

We believe Ms. Brege is qualified to serve on our board of directors because of her financial expertise, education and industry background, including her extensive experience as an officer and director of biotechnology companies.

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Badreddin Edris, Ph.D. DIRECTOR AND CO-FOUNDER	Age: 37 Director since: 2021 Committees: Compensation (Chairperson)

Career Highlights

Badreddin Edris, Ph.D., has served as a member of our board of directors since February 2021. Dr. Edris was appointed as a director in his capacity as a co-founder. Dr. Edris co-founded the Company and served in an operational role from May 2017 until March 2018 before transitioning into an advisory role. Since January 2021, Dr. Edris has been the Chief Operating Officer of SpringWorks Therapeutics, Inc., a commercial-stage biopharmaceutical company focused on severe rare diseases and cancer, and was previously the Chief Business Officer of SpringWorks from September 2018 to December 2020. Previously, Dr. Edris was an investment and operating professional on the private equity team at OrbiMed Advisors LLC, a healthcare investment firm, from June 2014 to November 2018. While at OrbiMed, Dr. Edris also co-founded and held an operating role at Silverback Therapeutics, Inc., an OrbiMed portfolio company, where he was Head of Corporate Development from April 2016 to March 2018 and Chief Business Officer from April 2018 to September 2018. Before OrbiMed, Dr. Edris was a management consultant in the healthcare practice at Bain & Co Inc. Dr. Edris received a B.I.S. in microbiology from Weber State University, a M.S. in biology from Stanford University and a Ph.D. in genetics from Stanford University School of Medicine, where he was a National Science Foundation Graduate Research Fellow.

We believe Dr. Edris is qualified to serve on our board of directors because of the perspective and experience he provides as a co-founder, his operational experience and his experience in private equity and management consulting in the biotechnology industry.

Jonathan Root, M.D. DIRECTOR	Age: 64 Director since: 2019 Committees: Audit and Nominating & Corporate Governance

Career Highlights

Jonathan Root M.D., has served as a member of our board of directors since August 2019. Dr. Root has served as the General Partner of U.S. Venture Partners, a venture capital investment firm, and Managing Member of several U.S. Venture Partners’ funds since January 1998. Previously, Dr. Root served as a board member of Inari Medical, Inc., a medical technology company focusing on treatment of venous thromboembolism acquired by Stryker Corporation in February 2025, from September 2011 to February 2025, OncoMed Pharmaceuticals, Inc., a biopharmaceutical company developing cancer therapeutics, from August 2004 to April 2019, eFFECTOR Therapeutics, Inc., a pharmaceutical company developing cancer therapeutics, from April 2014 to February 2022, and Silverback Therapeutics, Inc., a biopharmaceutical company developing cancer treatment therapies acquired by ARS Pharmaceuticals in November 2022, from March 2020 to November 2022. Additionally, Dr. Root currently serves on the board of directors of several private companies in the healthcare industry. Dr. Root received an A.B. in economics from Dartmouth College, an M.D. from the University of Florida College of Medicine and an M.B.A. from Columbia Business School.

We believe Dr. Root is qualified to serve on our board of directors because of his medical background, experience working in venture capital, and directorship experience in the healthcare industry.

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CONTINUING CLASS III DIRECTORS

Peter Thompson, M.D. CHAIRPERSON AND CO-FOUNDER	Age: 65 Director since: 2017 Committees: Nominating & Corporate Governance (Chairperson)

Career Highlights

Peter Thompson, M.D., co-founded the Company and has served as a member of our board of directors since May 2017. He has also served as chairperson of our board of directors since August 2017. Dr. Thompson is a Partner at OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he previously served as a Venture Partner since joining in September 2010. Dr. Thompson is also the Chairman of Terremoto Biosciences, Inc., a biotechnology company developing targeted therapeutics, since August 2024, where he previously served as President and Chief Executive Officer from August 2021 to August 2024. Dr. Thompson previously served as Chief Executive Officer and President of two private companies: Glia Biotherapeutics, Inc., a biopharmaceutical company targeting glia-mediated pathways from July 2018 to July 2023 and Terremoto Therapeutics Holdings, LLC, a drug discovery and development company from August 2021 to December 2022. Dr. Thompson currently serves on the boards of directors of several public companies, including Sionna Therapeutics, Inc. (since February 2022), Corvus Pharmaceuticals, Inc. (since November 2014), and ARS Pharmaceuticals Inc. (since April 2016). Dr. Thompson has previously served on the boards of directors of Alpine Immune Sciences, Inc., Janux Therapeutics, Inc., Decibel Therapeutics, Inc., Adaptimmune Therapeutics PLC, Principia Biopharma Inc., PMV Pharmaceuticals, Inc., Prevail Therapeutics, Inc., Sierra Oncology, Inc., and Synthorx Inc. Dr. Thompson also currently serves on the board of directors of several private companies. Dr. Thompson co-founded Silverback Therapeutics, Inc. and Cleave Biosciences Inc. Dr. Thompson also previously served in executive leadership roles at Trubion Pharmaceuticals, Inc., Chiron Corporation, and Becton, Dickinson and Company. Dr. Thompson is an Affiliate Professor of Neurosurgery at the University of Washington. In addition, Dr. Thompson holds numerous patents and is a board-certified internist and oncologist. Dr. Thompson received a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School.

We believe Dr. Thompson’s experience in management and venture capital in the biopharmaceutical industry provides him with the qualifications and skills to serve as a member of our board of directors.

Kevin Koch, Ph.D. DIRECTOR	Age: 64 Director since: 2017

Career Highlights

Kevin Koch, Ph.D., has served as a member of our board of directors since June 2017, as our President and Chief Executive Officer since August 2017 and was our Chief Financial Officer from August 2017 to September 2020. Dr. Koch has also been a Venture Partner with OrbiMed Advisors LLC, a healthcare investment firm, since 2016. Prior to joining OrbiMed, Dr. Koch acted as a consultant in the biotech industry from September 2015 to May 2016. Prior to acting as a consultant, Dr. Koch was Senior Vice President for Drug Discovery (Chemical and Molecular Therapeutics) from December 2013 to September 2015 at Biogen Inc., a biotechnology company developing treatments for neurological diseases. Prior to joining Biogen, Dr. Koch co-founded Array BioPharma Inc., a clinical-stage pharmaceutical company, in February 1998, was President and Chief Scientific Officer from June 1998 to November 2013, and served on its board of directors from May 1998 to April 2012. Previously, Dr. Koch was Associate Director of Medicinal Chemistry and Project Leader for the Protease Inhibitor and New Leads project teams from May 1995 to May 1998 at Amgen Inc., a biotechnological company addressing diseases with limited treatment options. From September 1988 until May 1995, Dr. Koch held various positions with Pfizer Central Research, a global pharmaceutical company, including Senior Research Investigator and Project Coordinator for

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the cellular migration and immunology project teams. Dr. Koch currently serves on the board of directors of Neurogastrx, Inc. and previously served on the board of directors of Terremoto Biosciences from July 2021 to December 2023, both privately held biotechnology companies. Dr. Koch also previously served as a member of the board of directors of Miragen Therapeutics, Inc., a public biotechnology company advancing new treatments for underserved diseases. Dr. Koch received a B.S. in chemistry and in biochemistry from the State University of New York at Stony Brook and a Ph.D. in organic chemistry from the University of Rochester.

We believe Dr. Koch is qualified to serve on our board of directors because of the perspective and experience he provides as our President and Chief Executive Officer, as well as his extensive experience in venture capital and management in the biotechnology industry.

Jonathan Fox, M.D., Ph.D. DIRECTOR	Age: 67 Director since: 2023 Committees: Nominating & Corporate Governance

Career Highlights

Jonathan Fox, M.D., Ph.D., joined our board of directors in March 2023. Dr. Fox has served as the president and Chief Medical Officer for the cardiovascular and renal diseases division at BridgeBio Pharma, Inc., a clinical stage biotechnology company developing novel, genetically targeted therapies since 2016. Prior to that, Dr. Fox served as the Chief Medical Officer of MyoKardia, Inc., a clinical-stage biopharmaceutical company focused on targeted therapies for serious cardiovascular diseases, from 2013 to 2016 and as a senior advisor from 2016 to 2017. Additionally, he worked as a consultant at Nigel-Montgomery, LLC, a technology research and advisory company, from 2012 to 2013 and held various senior positions successively at SmithKline Beecham, a pharmaceutical manufacturing company, Merck Research Laboratories, the research and development division of Merck & Co., Inc., and AstraZeneca, a biopharmaceutical company focused on oncology, rare diseases, and various biopharmaceutical applications, from 1998 to 2012. He was also on the faculty of the University of Pennsylvania School of Medicine from 1993 to 2013. Since 2013, he has held an adjunct faculty position at the Stanford University Cardiovascular Institute. Dr. Fox serves on the board at ML BioSolutions, a private company focused on developing an oral treatment for limb girdle muscular dystrophy, and is a trustee of the Lankenau Institute for Medical Research, a nonprofit organization. He received his A.B. in biology, his Ph.D. in experimental pathology and his M.D. from the University of Chicago, and completed his training in Internal Medicine and Cardiology at Duke University. Dr. Fox is ABIM Certified in Cardiovascular Diseases and is a Fellow of the American College of Cardiology.

We believe Dr. Fox’s strong technical background, experience in cardiovascular clinical development and product approvals and extensive experience in management in the biotechnology industry provides him with the qualifications and skills to serve as a member of our board of directors.

DIRECTOR INDEPENDENCE

Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Stock Market LLC (Nasdaq), independent directors must comprise a majority of a listed company’s board of directors within one year of the company’s initial public offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and compensate on committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (Exchange Act). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board

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of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries. In determining that Dr. Thompson is independent, our board of directors considered his role as Partner at OrbiMed Advisors LLC, which holds approximately 15.5% of our outstanding voting stock as of March 31, 2025, see “Security Ownership of Certain Beneficial Ownership and Management,” and the fact that Rule 10A-3 under the Exchange Act provides that an audit committee member may still be considered independent if he or she does not fall within the less-than-10% stock ownership safe harbor provision of this rule.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Dr. Thompson, Ms. Brege, Dr. Edris, Dr. Fox, Ms. Morris and Dr. Root, representing six of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

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BOARD LEADERSHIP STRUCTURE

As a general policy, our board of directors believes that the separation of the positions of Chairperson of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness or our board of directors as a whole. As such, Dr. Koch serves as our President and Chief Executive Officer while Dr. Thompson serves as the Chairperson of our board of directors but is not an officer. We currently expect and intend the positions of Chairperson of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future.

BOARD MEETINGS AND COMMITTEES

During our fiscal year ended December 31, 2024, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served as director. During 2024, the board of directors held four meetings.

Our Corporate Governance Guidelines set out that the company encourages, but does not require, our directors to attend the annual meeting of stockholders. All members of our board of directors attended our 2024 annual meeting.

AUDIT	COMPENSATION	NOMINATING & CORPORATE GOVERNANCE
Laura Brege (Chairperson) Jonathan Root, M.D. Arlene M. Morris	Badreddin Edris, Ph.D. (Chairperson) Laura Brege Arlene M. Morris	Peter Thompson, M.D. (Chairperson) Jonathan Root, M.D. Jonathan Fox, M.D., Ph.D.

AUDIT COMMITTEE

MEMBERS	MEETINGS HELD IN 2024: 4
Laura Brege (Chairperson) Jonathan Root, M.D. Arlene Morris

Ms. Brege is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of Nasdaq.

KEY RESPONSIBILITIES
● select and hire the independent registered public accounting firm to audit our financial statements;

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●
help to ensure the independence and performance of the independent registered public accounting firm;

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approve audit and non-audit services and fees;

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review financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly unaudited financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

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prepare the audit committee report that the SEC requires to be included in our annual proxy statement;

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review reports and communications from the independent registered public accounting firm;

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review the adequacy and effectiveness of our internal controls and disclosure controls and procedure;

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review and discuss with management and our independent auditor guidelines and policies to identify, monitor, and address enterprise risks;

●
review and discuss with management our cybersecurity and other information technology risks, controls and procedures, including our plans to mitigate cybersecurity risks and to respond to data breaches;

●
review and monitor related party transactions; and

●
establish and oversee procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Our audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at investors.edgewisetx.com.

COMPENSATION COMMITTEE

MEMBERS	MEETINGS HELD IN 2024: 2
Badreddin Edris, Ph.D. (Chairperson) Laura Brege Arlene Morris
KEY RESPONSIBILITIES
●
oversee our overall compensation philosophy and compensation policies, plans and benefit programs;
●
review and approve compensation for our executive officers and directors;
●
review and discuss with management any creation or revision of a clawback policy, including our Compensation Recovery Policy;
●
review, approve, and administer our employee benefit and equity compensation plans; and

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●
prepare the compensation committee report that the SEC will require to be included in our annual proxy statement.

Our compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at investors.edgewisetx.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

MEMBERS	MEETINGS HELD IN 2024: 1
Peter Thompson, M.D. (Chairperson) Jonathan Fox, M.D., Ph.D. Jonathan Root, M.D.
KEY RESPONSIBILITIES
●
identify, evaluate and make recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
●
consider and make recommendations to our board of directors regarding the composition of our board of directors and its committees;
●
develop and establish procedures for considering the leadership structure of our board of directors;
●
develop and review policies for considering stockholder nominees for election to our board of directors;
●
establish policies and procedures for evaluating the independence of directors and director nominees that are in compliance with the rules and regulations of the SEC and the requirements of any relevant securities exchange;
●
review developments in corporate governance practices;
●
review our succession planning process for executive officers;
●
oversee orientation and continuing education of members of our board of directors;
●
review and monitor conflicts of interest situations, other than related party transactions reviewed by the audit committee, and approve or prohibit any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;
●
evaluate the adequacy of our corporate governance practices and reporting; and
●
evaluate the performance of our board of directors and of individual directors.

Our nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at investors.edgewisetx.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee

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performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

CONSIDERATIONS IN EVALUATING DIRECTOR NOMINEES

In accordance with the Company’s Corporate Governance Guidelines, in its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating and corporate governance committee will consider: (a) the current composition of the board of directors, (b) skills that are complimentary to the board of directors and the respective committees of the board of directors, (c) such factors as character, professional ethics and integrity, judgment, business acumen, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, and (d) other factors that the nominating and corporate governance committee may consider appropriate. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel and Corporate Secretary at Edgewise Therapeutics, Inc., 1715 38th Street, Boulder, Colorado 80301. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Corporate Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chair of our board of directors.

ONLINE https://report.syntrio.com/ edgewisetx	BY TELEPHONE (855) 222-0628	BY MAIL
1715 38th Street, Boulder, Colorado 80301

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CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

CORPORATE GOVERNANCE GUIDELINES

We have Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are available on our website at investors.edgewisetx.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a written code of business conduct and ethics that applies to our directors, officers and employees as well as contractors, consultants and agents. The code of business conduct and ethics is available on our website at investors.edgewisetx.com. We intend to disclose amendments to such code or any waivers of its requirements pursuant to applicable laws and regulations.

INSIDER TRADING POLICY AND COMPLIANCE

Our board of directors has adopted an Insider Trading Policy governing the purchase, sale, loan, and other transfers or dispositions of any equity securities (including common stock, options, restricted stock units, warrants and preferred stock), debt securities (including debentures, bonds and notes) of the Company and such other companies, whether direct or indirect, and any offer to engage in the foregoing transactions, and/or other disposition of our securities by directors, officers, employees, consultants, contractors and advisors of the Company. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 3, 2025 (Form 10-K).

From time to time, we may engage in transactions in our own securities. With regard to the Company’s trading in its own securities, it is the Company’s practice to comply with the federal securities laws and the applicable exchange listing requirements.

HEDGING PROHIBITIONS

We have implemented robust policies that bar directors, officers and consultants from hedging and pledging our stock. In addition, such persons are prohibited from pledging Company securities as collateral for loans because doing so would be a violation of our Insider Trading Policy. Such persons are also barred from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company’s securities. Our policy provides for limited exceptions to the

EDGEWISE THERAPEUTICS	16

hedging and pledging prohibitions; however, they must be approved by a compliance officer, in consultation with the board of directors or an independent committee of the board of directors.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting and cybersecurity risks. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks.

DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

In February 2021, our board of directors adopted a new compensation policy for our non-employee directors. This policy was developed with input from our compensation committee’s prior independent compensation consultant, Aon, regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward our non-employee directors. Our board of directors most recently amended the policy in April 2025.

Under this director compensation policy, each non-employee director will receive the cash and equity compensation for his or her services as a member of our board of directors, as described below. We also will reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our board of directors or its committees.

The director compensation policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the fiscal year in which the non-employee director joins the board of directors). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

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CASH COMPENSATION

Each non-employee director is paid an annual cash retainer of $40,000, effective in March 2024 (increased from $38,000). In addition, each non-employee director who serves as Board chairperson or member of a committee will be entitled to receive the following cash compensation under the policy for his or her services:

Chairperson of the Board	$30,000
Chairperson of the Audit Committee	$20,000 (increased from $15,000 effective January 1, 2025)
Audit Committee Member	$10,000 (increased from $7,500 effective January 1, 2025)
Chairperson of the Compensation Committee	$15,000 (increased from $10,000 effective January 1, 2025)
Compensation Committee Member	$7,500 (increased from $5,000 effective January 1, 2025)
Chairperson of the Nominating and Corporate Governance Committee	$10,000 (increased from $8,000 effective January 1, 2025)
Nominating and Corporate Governance Committee Member	$5,000 (increased from $4,000 effective January 1, 2025)

The above-listed fees for service as chairperson or members of committees are payable in addition to the non-employee director retainer. Each non-employee director who serves as a committee chairperson will receive only the additional annual cash fee as the chairperson of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Each non-employee director may elect, pursuant to certain procedures set forth in the policy, to convert all of his or her annual cash retainer with respect to services performed in a future calendar year and otherwise scheduled to be paid following the completion of those services into an award of fully-vested shares of our common stock granted under the 2021 Plan (a Retainer Award, and such election, a Retainer Award Election). If a non-employee director elects to convert his or her annual cash retainer into a Retainer Award, the Retainer Award will be issued automatically and quarterly in arrears on a prorated basis on the first trading day following the end of such immediately preceding fiscal quarter. The number of shares of our common stock subject to a quarterly Retainer Award will be determined by dividing the amount of the annual cash retainer that would otherwise be payable with respect to such immediately preceding fiscal quarter by the fair market value of a share on the issuance date (as determined in accordance with the 2021 Plan), rounded to the nearest whole share using standard rounding principles.

Employee directors are not compensated for board of director services in addition to their regular employee compensation. Dr. Koch and Dr. Russell were our only employees who served as directors during 2024.

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EQUITY COMPENSATION

Initial Award. Each person who first becomes a non-employee director after the effective date of the director compensation policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award (the Initial Award) of stock options to purchase shares of our common stock with a grant date fair value equal to $700,000 (increased from $500,000, effective January 1, 2025, and previously increased from $300,000, effective March 2024), provided that the number of shares subject to an Initial Award will not exceed 60,000 (increased from 50,000, effective January 1, 2025). The Initial Award will be scheduled to vest in equal installments as to one thirty-sixth (1/36th) of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. Each non-employee director will receive, on the first trading day immediately after the date of each annual meeting of our stockholders that occurs following the effective date of our non-employee director compensation policy, an annual award (the Annual Award) of stock options to purchase shares of our common stock with grant date fair value equal to $350,000 (increased from $250,000 effective January 1, 2025, and previously increased from $150,000, effective March 2024), provided that the number of shares subject to an Annual Award will not exceed 30,000 (increased from 25,000, effective January 1, 2025). Each Annual Award will be scheduled to vest in full upon the first anniversary of the date of grant or, if earlier, the day immediately before the date of the next annual meeting of the Company that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of a change in control, as defined in our 2021 Equity Incentive Plan (2021 Plan) (or its successor plan, as applicable), each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of the change in control.

Other Award Terms. Each Initial Award and Annual Award will be granted under our 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

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DIRECTOR COMPENSATION TABLE

The following table presents the total compensation each of our non-employee directors received during the fiscal year ended December 31, 2024.

	Fees Earned or	Option
	Paid in Cash	Awards		Total
Name	($)(1)	($)(2)	(3)	($)
Peter Thompson, M.D.(3)	79,150	247,738		326,888
Laura Brege	59,579	247,738		307,317
Badreddin Edris, Ph.D.	48,227	247,738		295,965
Jonathan C. Fox, M.D., Ph.D.	43,579	247,738		291,317
Arlene M. Morris(5)	34,426	747,391		781,817
Jonathan Root, M.D.	51,079	247,738		298,817

1.)	For fiscal 2024, none of our non-employee directors elected to receive their annual cash retainer in the form of Retainer Awards.
2.)	The amounts disclosed represent the aggregate grant date fair value of the award as calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 2 to our audited financial statements included in our Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable awards.
3.)	For each non-employee director, the aggregate number of shares subject to the non-employee director’s options that were outstanding as of December 31, 2024, is as follows: (i) 84,804 for Dr. Thompson, (ii) 173,440 for Ms. Brege, (iii) 200,275 for Dr. Edris, (iv) 86,448 for Dr. Fox, (v) 54,905 for Ms. Morris, and (vi) 84,804 for Dr. Root.
4.)	Dr. Thompson is a Partner at OrbiMed Advisors LLC. The fees he received for his service as a member of the Board through December 31, 2024 were paid to OrbiMed Advisors LLC.
5.)	Ms. Morris joined our board of directors on May 6, 2024.

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Proposal 1: Election of Directors

“FOR” each of the nominees set forth below.
What am I voting on and how should I vote?

You are being asked to elect two (2) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting until 2028, or until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees brings a set of experience and qualifications that positions our board of directors well to lead the Company in the best interest of stockholders.

The board of directors therefore recommends you vote “FOR” each of the nominees set forth below.

NOMINEES

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Alan Russell, Ph.D. and Arlene M. Morris as nominees for election as Class I directors at the Annual Meeting. If elected, each of Alan Russell, Ph.D. and Arlene M. Morris will serve as Class I directors until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our Company.

For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Alan Russell, Ph.D. and Arlene M. Morris.

VOTE REQUIRED

The election of directors is by plurality vote. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a withheld vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

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Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

What am I voting on and how should I vote?

You are being asked to ratify the appointment of KPMG, LLP as the company’s independent registered public accounting firm for the fiscal year 2025. Although our governing documents do not require us to submit this matter to stockholders, the board of directors believes that asking stockholders to ratify the appointment of KPMG LLP is consistent with best practices in corporate governance.

We believe that KPMG LLP offers services on par with the best in their industry and is sufficiently qualified to conduct their duties as independent auditor.

The board of directors therefore recommends you vote “FOR” the ratification of the appointment of KPMG LLP as Edgewise’s independent registered public accounting firm for fiscal year 2025.

Our audit committee has appointed KPMG LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2025. KPMG LLP has served as our independent registered public accounting firm since 2020.

Notwithstanding the appointment of KPMG LLP and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG LLP are expected to attend the Annual Meeting in person and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of KPMG LLP, our audit committee may reconsider the appointment of KPMG LLP.

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FEES PAID TO THE INDEPENDENT PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
	(In thousands)
Audit Fees(1)	$719,268	$411,950
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$719,268	$411,950

1.)	Audit Fees consisted of professional services performed by KPMG LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements and securities offerings.
2.)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
3.)	Tax Fees consist of fees for tax advice, planning, compliance and preparation of original and amended tax returns.
4.)	All Other Fees consist of fees billed for products and services provided by KPMG LLP other than those that meet the other criteria above.

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AUDITOR INDEPENDENCE

In our fiscal year ended December 31, 2024, there were no other professional services provided by KPMG LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services and fees paid to KPMG LLP for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our audit committee.

VOTE REQUIRED

The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the shares of our common stock present at the Annual Meeting (including by proxy) and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

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Proposal 3: Advisory Vote on the Compensation of Our Named Executive Officers

“FOR” the ratification of the appointment of KPMG LLP as Edgewise’s independent registered public accounting firm for fiscal year 2023.
What am I voting on and how should I vote?

You are being asked to vote for the approval, on an advisory and non-binding basis, of the compensation of our named executive officers as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related narrative discussion.

We believe that the information provided in the section titled “Executive Compensation,” demonstrates that our executive compensation program was designed appropriately and is working to align management’s interests with our stockholders’ interests to support long-term value creation.

The board of directors therefore recommends you vote “FOR” the approval, on an advisory and non-binding basis, of the compensation of our named executive officers.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), enables stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole and our executive compensation philosophy, policies, and practices described in this proxy statement.

With this Say-on-Pay proposal, we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, including the compensation tables and any related narrative discussion. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. Our board of directors and our compensation committee will consider the voting results when making future compensation decisions.

VOTE REQUIRED

Approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present at the Annual Meeting (including by proxy) and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

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Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

“FOR” the ratification of the appointment of KPMG LLP as Edgewise’s independent registered public accounting firm for fiscal year 2023.
What am I voting on and how should I vote?

You are being asked to vote to indicate whether you prefer to cast future advisory votes on named executive officer compensation “ONE YEAR,” “TWO YEARS” or “THREE YEARS.”

We believe that an advisory vote on executive compensation that occurs every one year is the most appropriate for Edgewise.

The board of directors therefore recommends you vote to hold advisory votes on the compensation of our named executive officers “ONE YEAR”.

In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, we must provide our stockholders with the opportunity to make a non-binding, advisory vote on the frequency of future advisory votes on named executive officer compensation, also commonly known as the “Say-on-Frequency” proposal. The non-binding, advisory “Say-on-Frequency” proposal must be submitted to our stockholders at least once every six years.

Such proposal provides stockholders and advisory firms the opportunity to react promptly to emerging trends in compensation and to provide feedback before those trends become pronounced over time. In addition, an annual vote allows shareholders the opportunity to engage in thorough analysis each year and encourages meaningful dialogue between shareholders and our board of directors regarding the Company's executive compensation practices on a yearly basis, which allows our board of directors to more effectively implement changes to our compensation programs in a timely manner.

VOTE REQUIRED

The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present at the Annual Meeting (including by proxy) and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

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Audit Committee Report

The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Edgewise’s financial reporting process, Edgewise’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Edgewise’s financial statements. Edgewise’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of Edgewise’s financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Edgewise’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

●	reviewed and discussed the audited financial statements with management and KPMG LLP;
●	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and
●	received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in Edgewise’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Laura Brege (Chairperson)

Arlene Morris

Jonathan Root, M.D.

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Edgewise under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Edgewise specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

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Executive Officers

The following table sets forth the names and positions of our executive officers and directors and their ages as of March 31, 2025:

Name	Age	Position
Kevin Koch, Ph.D.	64	President, Chief Executive Officer and Director

Alan Russell, Ph.D.	55	Co-Founder, Chief Scientific Officer and Director

Robert Blaustein, M.D.	64	Chief Operating Officer

R. Michael Carruthers	67	Chief Financial Officer

Behrad Derakhshan, Ph.D.	45	Chief Business Officer

Joanne M. Donovan, M.D., Ph.D.	68	Chief Medical Officer

John R. Moore	60	General Counsel

Biographical data for each of our current executive officers is set forth below, except Dr. Koch’s and Dr. Russell’s biographies, which are included under the heading “Board of Directors and Corporate Governance” above.

Robert Blaustein, M.D. has served as our Chief Development Officer since January 2025. Previously, from September 2009 to January 2025, Dr. Blaustein held various positions with Merck & Co., Inc., a pharmaceutical company, including as Associate Vice President and the Atherosclerosis Section Head in the Atherosclerosis and Metabolism Clinical Research Department from June 2023 to January 2025, and as Associate Vice President and the Heart Failure Section Head from January 2021 to June 2023. Mr. Blaustein led all late phase development efforts in the Atherosclerosis space. Additionally, Mr. Blaustein served as Merck Chair of the Joint Development Committee, Merck-Bayer Soluble Guanylate Cyclase Collaboration from October 2017 to June 2023, as the Merck Chair of the Vericiguat Product Development Team from December 2018 to September 2022, and as Merck’s Executive Director of Clinical Research, Cardiovascular Diseases from September 2014 to January 2021. During his 15+ years at Merck Dr. Blaustein contributed to clinical programs across a range of cardiovascular targets and led clinical development in the atherosclerosis and heart failure spaces. His post-graduate training included a medical residency at Brigham and Women’s Hospital, cardiology fellowship training at Massachusetts General Hospital, and a post-doctoral fellowship in the lab of Chris Miller, an HHMI investigator in the Biochemistry Department at Brandeis University. He then joined the faculty of Tufts Medical Center running an R01-funded laboratory studying ion

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channel proteins. At Tufts he served as an attending cardiologist in the Cardiology Division, was a faculty member in the Neuroscience and Biochemistry Departments and was co-director of the medical school's MD-PhD Medical Scientist Training Program. Dr. Blaustein received a B.A. in mathematics from Wesleyan University, an M.D. from Albert Einstein College of Medicine, and a Ph.D. in neuroscience from Albert Einstein College of Medicine.

R. Michael Carruthers has served as our Chief Financial Officer since September 2020. Mr. Carruthers consulted as Chief Financial Officer of OnKure Therapeutics, Inc., a cancer treatment company, between March 2019 and May 2021, has served on the board of directors of OnKure Therapeutics, Inc. since May 2021, and on the board of Elevation Oncology, a targeted cancer treatment company, since May 2021. Mr. Carruthers previously served as Chief Financial Officer of Brickell Biotech, Inc., a clinical-stage pharmaceutical company focused on treatment of skin diseases, from December 2017 to October 2020, and ClinOne, Inc., clinical trial management company, from August 2018 to May 2020. He also served as Interim President of Nivalis Therapeutics, Inc., a clinical-stage pharmaceutical company, from January 2017 to August 2017 and Chief Financial Officer and Secretary from February 2015 to August 2017. From December 1998 to February 2015, he served as Chief Financial Officer for Array BioPharma Inc. Prior to Array, he served as Chief Financial Officer of Sievers Instruments, Inc., a water purification technology company, Treasurer and Controller for the Waukesha division of Dover Corporation, a global manufacturing company, and an accountant with Coopers & Lybrand, LLP. Mr. Carruthers studied accounting at Western Colorado University, and received a B.S. in accounting from the University of Colorado Boulder and a M.B.A. from the University of Chicago.

Behrad Derakhshan, Ph.D. has served as our Chief Operating Officer since January 2025, and as our Chief Business Officer from September 2020 to January 2025. Previously, Dr. Derakhshan was Chief Business Officer from July 2019 to September 2020 at VectivBio, a clinical-stage, rare disease focused biotechnology company. Prior to joining VectivBio, Dr. Derakhshan was Vice President, Head of Business Development from April 2017 to June 2019 at Therachon, a clinical stage biotechnology company acquired by Pfizer Inc. in 2019. Prior to Therachon, he was a Director from January 2016 to April 2017 at Alexion Pharmaceuticals responsible for Business Development and Strategic Evaluation after initially leading the New Products Global Commercial Insights and Analytics team from January 2015 to December 2015. Prior to joining Alexion, Dr. Derakhshan was a management consultant at Navigant Consulting, Inc. and Easton Associates, LLC, international management consulting firms. Dr. Derakhshan conducted his postdoctoral training at the Yale School of Medicine and received his Ph.D. in Biochemistry from a joint program between Weill Cornell Medicine, New York and the University of Surrey, UK. He received a First-Class Honors BSc. with distinction in Biochemistry from the University of Surrey.

Joanne M. Donovan, M.D., Ph.D. has served as our Chief Medical Officer since April 2021. Dr. Donovan also served as Chief Medical Officer at Astria Therapeutics, Inc. formerly Catabasis Pharmaceuticals, a clinical-stage, rare disease-focused biotechnology company, from July 2011 to April 2021. Since 1989, she has served as a staff physician at the VA Boston Healthcare System, where she was formerly Chief of Gastroenterology. Dr. Donovan has held an appointment at Harvard Medical School since 1990, most recently as associate clinical professor of medicine. From 1998 to July 2011, Dr. Donovan served in positions of increasing responsibility, ultimately as vice president of clinical development, at Genzyme Corporation, a publicly traded biotechnology

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company, which she joined through its acquisition of GelTex. Dr. Donovan received a B.S. in chemistry and biology, a M.S. in chemical engineering, and a Ph.D. in medical engineering and medical physics from the Massachusetts Institute of Technology and an M.D. from Harvard Medical School. She completed residency training in internal medicine and a fellowship in gastroenterology at the Brigham and Women's Hospital.

John R. Moore has served as our General Counsel since September 2020. Mr. Moore has also served as counsel to Instil Bio, Inc., a clinical-stage biopharmaceutical company focused on developing cell therapies, from September 2020 to December 2020. Mr. Moore was General Counsel and Corporate Secretary from November 2018 to September 2019 at Peloton Therapeutics, Inc., a cancer drug development company acquired by Merck & Co., Inc., a pharmaceutical company. Mr. Moore also provided consulting and legal services to various small companies and non-profit groups from November 2018 to September 2019. Mr. Moore was Vice President and General Counsel from March 2002 to September 2017 and Corporate Secretary from October 2002 to September 2017 at Array BioPharma Inc. Prior to Array, Mr. Moore was an attorney at Wilson Sonsini Goodrich & Rosati, P.C., Kenyon & Kenyon LLP and Arnold White & Durkee P.C. He previously served on the board of directors of Nivalis Therapeutics, Inc. from February 2012 to July 2017. Mr. Moore received a B.S. in chemistry from the University of North Carolina at Chapel Hill, an M.S. in biochemistry from the University of Illinois at Urbana-Champaign and a J.D. from the University of North Carolina at Chapel Hill School of Law.

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Executive Compensation

HOW COMPENSATION IS DETERMINED

Role of Chief Executive Officer

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation.

Role of Compensation Committee

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Our compensation committee retained Alpine Rewards (Alpine) (beginning in October 2023), an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Alpine serves at the discretion of our compensation committee. Our compensation committee engaged its compensation consultant to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

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SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our named executive officers for the fiscal years ended December 31, 2024 and 2023:

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and		Salary	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Kevin Koch, Ph.D.	2024	618,675	1,225,469	5,300,903	442,353	13,800	7,601,200
President and	2023	594,880	—	3,070,335	297,440	13,200	3,975,855
Chief Executive Officer

Joanne M. Donovan, M.D., Ph.D.	2024	507,520	394,281	1,705,376	303,497	13,800	2,924,474
Chief Medical Officer	2023	488,000	—	1,020,444	195,200	13,200	1,716,844

Behrad Derakhshan, Ph.D.	2024	478,400	394,281	1,705,376	310,960	7,176	2,896,193
Chief Operating	2023	446,667	—	1,125,650	184,000	—	1,756,317
Officer

1.)	The dollar value of the restricted stock unit (RSU) awards shown in the “Stock Awards” column represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the award disclosed in this column are set forth in Note 4 to our audited financial statements included in our Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable RSU awards.
2.)	The dollar value of the stock option awards shown in the “Option Awards” column represents the grant date fair value as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value disclosed in this column are set forth in Note 4 to our audited financial statements included in our Annual Report on Form 10-K. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of the applicable stock option awards.
3.)	The 2024 amounts disclosed represent a bonus under our 2024 bonus plan based upon the achievement of company objectives for the year ended December 31, 2024, which were paid in the first quarter of 2025. Our 2024 bonus plan is more fully described below under the sections titled “Non-equity incentive plan compensation” and “2024 bonus plan”.
4.)	The amounts reflect employer matching contributions under our 401(k) plan.

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OUTSTANDING EQUITY AWARDS AT 2024 YEAR END

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2024:

	Option Awards					Stock Awards
		Number of
		Securities	Number of			Number of
		Underlying	Securities			Shares or
		Unexercised	Underlying	Option		Units of Stock	Market Value of
		Options	Options	Exercise	Option	That Have Not	Shares or
	Grant	Exercisable	Unexercisable	Price	Expiration	Vested	Units Vested
Name	Date(1)	(#)	(#)	($)(2)	Date	(#)	($)(3)
Kevin Koch	8/9/2017(4)	51,181	—	0.18	8/8/2027	—	—
	11/16/2018(5)	178,711	—	0.45	11/15/2028	—	—
	11/15/2019(6)	491,865	—	0.64	11/14/2029	—	—
	9/2/2020(7)	380,274	—	0.71	9/1/2030	—	—
	12/16/2020(8)	664,292	—	1.93	12/15/2030	—	—
	8/17/2021(9)	333,333	66,667	16.38	8/17/2031	—	—
	5/1/2022(10)	—	—	—	—	10,417	278,134
	8/8/2022(11)	320,833	229,167	10.39	8/8/2032	—	`
	8/17/2023(12)	200,000	400,000	7.08	8/17/2033
	8/12/2024(13)	35,937	395,313	17.05	8/12/2034
	8/12/2024(14)	—	—	—	—	71,875	1,919,063

Joanne Donovan	4/30/2021(15)	146,666	13,334	28.64	4/30/2031	—	—
	8/17/2021(9)	133,333	66,667	16.38	8/17/2031	—	—
	5/1/2022(10)	—	—	—	—	10,417	278,134
	8/8/2022(11)	140,000	100,000	10.39	8/8/2032	—	—
	8/17/2023(12)	66,666	133,334	7.08	8/17/2033
	8/12/2024(13)	11,562	127,188	17.05	8/12/2034
	8/12/2024(14)	—	—	—	—	23,125	617,439

Behrad Derakhshan	9/22/2020(16)	288,163	—	0.71	9/21/2030	—	—
	12/16/2020(8)	102,949	—	1.93	12/15/2030	—	—
	8/17/2021(9)	116,666	23,334	16.38	8/17/2031	—	—
	5/1/2022(10)	—	—	—	—	5,209	139,080
	8/8/2022(11)	116,666	83,334	10.39	8/8/2032	—	—
	8/17/2023(12)	73,333	146,667	7.08	8/17/2033
	8/12/2024(13)	11,562	127,188	17.05	8/12/2034
	8/12/2024(14)			—	—	23,125	617,439

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1.)	Each of the outstanding options to purchase shares of our common stock granted between August 9, 2017 through February 4, 2021, inclusive, was granted pursuant to our 2017 Equity Incentive Plan, as amended. Each of the outstanding options to purchase shares of our common stock and the outstanding awards of RSUs covering shares of our common stock granted since April 30, 2021, inclusive, was granted pursuant to our 2021 Equity Incentive Plan, as amended.
2.)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors, for stock options granted through February 4, 2021. For stock options granted on or after March 24, 2021 the price in this column is the Nasdaq stock closing price on the date of grant.
3.)	This column represents the market value of the shares of our common stock underlying the RSUs as of December 31, 2024, based on the closing price of our common stock of $26.70 per share.
4.)	The option vested as to 1/48th of the shares of our common stock underlying it in monthly installments beginning July 13, 2017, subject to the named executive officer’s rendering at least four days per week of services to us during each such month.
5.)	The option vested as to 1/4th of the shares of our common stock underlying it on November 2, 2019, and 1/48th of the shares of our common stock underlying the option in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.
6.)	The option vested as to 1/48th of the shares of our common stock underlying it in monthly installments beginning November 16, 2019, subject to the named executive officer’s continued service through each vesting date.
7.)	The option vested as to 1/48th of the shares of our common stock underlying it in monthly installments beginning October 2, 2020, subject to the named executive officer’s continued service through each vesting date.
8.)	The option vested as to 1/48th of the shares of our common stock underlying it in monthly installments beginning January 3, 2021, subject to the named executive officer's continued service through each vesting date. In the event that the named executive officer’s employment is terminated without “cause,” the named executive officer has terminated his services for “good reason,” or we undergo a “change of control” (as such terms are defined in the option agreement), then the shares that would have vested during the 12 month period immediately following the effective date of such termination or change of control will become vested upon the date that a release and waiver of claims in a form acceptable to the Company and signed by the named executive officer is no longer revocable by the named executive officer. Additionally, in the event that the Company undergoes a change of control, and upon or within 30 days prior to or within 12 months after such change of control, the named executive officer is terminated without cause or terminates his services for good reason, then upon the date that a release and waiver of claims in a form acceptable to the Company and signed by the named executive officer is no longer revocable by the named executive officer, 100% of the then-unvested shares underlying the option will be deemed exercisable and no longer subject to vesting requirements.
9.)	The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments beginning September 17, 2021, subject to the named executive officer’s continued service through each vesting date.
10.)	The award of RSUs vests as to 1/3rd of the shares of our common stock underlying it in annual installments beginning May 1, 2023, subject to the named executive officer’s continued service through each vesting date.

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11.)	The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments beginning September 8, 2022, subject to the named executive officer’s continued service through each vesting date.
12.)	The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments beginning September 17, 2023, subject to the named executive officer’s continued service through each vesting date.
13.)	The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments beginning September 12, 2024, subject to the named executive officer’s continued service through each vesting date.
14.)	The award of RSUs vests as to 1/4th of the shares of our common stock underlying it in annual installments beginning August 12, 2025, subject to the named executive officer’s continued service through each vesting date.
15.)	The option vests as to 1/4th of the shares of our common stock underlying it on April 26, 2022, and 1/48th of the shares of our common stock underlying the option in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.
16.)	The option vested as to 1/4th of the shares of our common stock underlying it on September 1, 2021, and 1/48th of the shares of our common stock underlying the option in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.

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EMPLOYMENT ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

We have entered into an employment offer letter agreement with each of our named executive officers in connection with his employment with us. These offer letters provide for “at will” employment.

KEVIN KOCH, PH.D.

We have entered into a confirmatory employment letter with Dr. Koch, our President and Chief Executive Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Koch’s annual base salary in fiscal 2024 was $618,675 and his annual target bonus was 55% of his annual base salary. Effective January 1, 2025, Dr. Koch’s annual base salary was increased to $670,000, and his annual target bonus was increased to 60% of his annual base salary.

JOANNE DONOVAN, M.D., PH.D.

We have entered into a confirmatory employment letter with Dr. Donovan, our Chief Medical Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Donovan’s annual base salary in fiscal 2024 was $507,520 and her annual target bonus was 40% of her annual base salary. Effective January 1, 2025, Dr. Donovan’s annual base salary was increased to $530,358.

BEHRAD DERAKHSHAN, PH.D.

We have entered into a confirmatory employment letter with Dr. Derakhshan, our Chief Operating Officer. The confirmatory employment letter currently has no specific term and provides for at-will employment. As of January 1, 2024, Dr. Derakhshan’s annual base salary was $478,400, and his annual target bonus was 40% of his annual base salary. Effective January 1, 2025, in connection with his promotion to Chief Operating Officer, Dr. Derakhshan’s annual base salary was increased to $520,000 and his annual target bonus was increased to 45% of his annual base salary.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN

In February 2021, our board of directors adopted an Executive Change in Control and Severance Plan (Executive Severance Plan) pursuant to which our named executive officers and certain other key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Executive Severance Plan. This Executive Severance Plan was developed with input from Aon regarding severance practices at comparable companies. It is designed to attract, retain and reward senior level employees. The

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Executive Severance Plan supersedes any other severance payments and benefits to which such key employee was entitled prior to signing the participation agreement.

Each of our named executive officers has signed a participation agreement under our Executive Severance Plan providing for the rights to the applicable payments and benefits described below.

In the event of an “involuntary termination” of the employment of a named executive officer, which generally includes a termination of employment by us for a reason other than “cause,” the named executive officer’s death or “disability” (as such terms are defined in our Executive Severance Plan), that occurs outside the change in control period (as described below), then the named executive officer will be entitled to the following payments and benefits:

●	a lump sum payment equal to nine months of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment, or 12 months in the case of Dr. Koch;
●	continued health coverage under COBRA or a lump sum payment equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, for a period of nine months, or 12 months in the case of Dr. Koch; and
●	accelerated vesting of a number of shares that would have vested in the 12 months following such termination with respect to, in the case of Dr. Koch, certain specified equity awards, and provided further that, in the case of Dr. Koch, equity awards granted on November 15, 2019 and September 2, 2020, and provided further that, in the case of Dr. Koch, a termination of employment for good reason will be treated as a qualifying termination for the purposes of the specified equity awards.

In the event of an “involuntary termination” of the employment of a named executive officer, which generally includes a termination of employment by the named executive officer for “good reason” (as defined in the Executive Severance Plan) or by us for a reason other than cause, the named executive officer’s death or disability that occurs within a period beginning three months prior to and ending 12 months following a “change in control” (as defined in our Executive Severance Plan) (such period, the “change in control period”), then the named executive officer will be entitled to the following payments and benefits:

●	a lump sum payment equal to 12 months of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment, or 18 months in the case of Dr. Koch;
●	a lump sum payment equal to such named executive officer’s annual target bonus, or 150% of annual target bonus in the case of Dr. Koch;

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●	continued health coverage under COBRA or a lump sum payment equal to the cost of continued health coverage under COBRA for a period of 12 months, or 18 months in the case of Dr. Koch; and
●	100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s).

The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment, as well as compliance with certain non-disparagement provisions following the named executive officer’s termination of employment and continued compliance with the invention assignment and confidentiality agreement applicable to the named executive officer.

In addition, if any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (Code) and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. The Executive Severance Plan does not require us to provide any tax gross-up payments to the named executive officers.

401(K) PLAN

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers who remain employed with us, and who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer safe harbor contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

NON-EQUITY INCENTIVE PLAN COMPENSATION

In February 2021, our board of directors adopted the Executive Incentive Compensation Plan (Incentive Compensation Plan). Our Incentive Compensation Plan allows our compensation committee to grant incentive awards, generally payable in cash, to employees selected by our compensation committee, including our named executive officers, based upon performance goals established by our compensation committee.

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Under our Incentive Compensation Plan, our compensation committee determines the performance goals applicable to any award, which goals may include, without limitation, goals related to research and development, regulatory milestones or regulatory-related goals, gross margin, financial milestones, new product or business development, operating margin, product release timelines or other product release milestones, publications, cash flow, procurement, savings, internal structure, leadership development, project, function or portfolio-specific milestones, license or research collaboration agreements, capital raising, patentability and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.

The compensation committee of our board of directors administers our Incentive Compensation Plan and may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it will not be required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, to earn an actual award a participant must be employed by us through the date the actual award is paid. The compensation committee may reserve the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the compensation committee determines. Payment of awards will occur as soon as practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.

Our board of directors and our compensation committee will have the authority to amend, suspend or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

2024 BONUS PLAN

The Company provides annual cash incentive compensation to its named executive officers under the Incentive Compensation Plan based on their meeting of one or more corporate performance objectives. The performance objects that the named executive officers must meet change from year to year as from year to year as market conditions evolve and different priorities are established, but the Company’s board of directors select challenging goals that are achievable only by strong performance.

All of the Company’s named executive officers participated in its annual cash incentive compensation program for 2024 (2024 Bonus Plan), which provided them with an opportunity to receive formula-based incentive amounts. These named executive officers’ target bonus opportunities under the 2024 Bonus Plan are expressed as a percentage of each named executive officer’s annual base salary. The target bonus opportunity for Dr. Koch was 55% and for Dr. Derakhshan and Dr. Donovan was 40% for 2024.

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For 2024, the performance metrics for which achievement was measured to determine bonuses were as follows:

●	Clinical Development Goals
●	Regulatory Goals
●	Financing Goals
●	Business Development Goals
●	Personnel Goals

In December 2024, our compensation committee determined that the Company met or exceeded most of its goals. In light of its review of such accomplishments in fiscal year 2024, our committee recommended that our board of directors approve a bonus payout based on achievement of performance metrics at 130% of target for each of Drs. Koch, Derakhshan and Donovan under the 2024 Bonus Plan, which our board of directors approved in January 2025. Additionally, our compensation committee recommended, and our board of directors approved, a performance multiplier of 1.25 with respect to Dr. Derakhshan and 1.15 with respect to Dr. Donovan due to each such executive’s personal performance rating in fiscal 2024, resulting in bonus payouts to Dr. Derakhshan and Dr. Donovan equal to 162.5% and 149.5%, respectively, of target for each of Drs. Koch, Derakhshan and Donovan under the 2024 Bonus Plan.

The amounts in the Summary Compensation Table under the column “Non-equity incentive plan compensation” are based on the named executive officer’s target bonus amount multiplied by the performance metric achievement percentage and, with respect to Dr. Derakhshan and Dr. Donovan, multiplied by the performance multiplier set by our compensation committee and approved by our board of directors, consistent with the determinations under the applicable year’s bonus plan.

COMPENSATION RECOVERY (CLAWBACK)

In October 2023, our Compensation Committee adopted a Compensation Recovery Policy that complies with the new SEC and Nasdaq requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION

Our board of directors and compensation committee do not take material nonpublic information into account when determining the timing and terms of any stock option grant. The timing of any stock option grants to recipients in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

EDGEWISE THERAPEUTICS	40

In fiscal 2024, we granted stock options to Drs. Koch, Donovan and Derakhshan on the same day of the filing of our current report on Form 8-K on August 12, 2024. The following table is being provided pursuant to Item 402(x) of Regulation S-K regarding such stock option grants.

					Percentage change in the closing
					market price of the securities
					underlying the award between the
					trading day ending immediately
					prior to the disclosure of material
				Grant	and the trading day
		Number of	Exercise	Date	beginning
		securities	price of the	fair value	immediately following the disclosure
		underlying	award	of the	of material nonpublic
Name	Grant date	the award	($/Sh)	award	information
Kevin Koch, Ph.D.	8/12/2025	431,250	$17.05	$5,300,903	3.9%

Joanne M. Donovan, M.D., Ph.D.	8/12/2025	138,750	$17.05	$1,705,375	3.9%

Behrad Derakhshan, Ph.D.	8/12/2025	138,750	$17.05	$1,705,375	3.9%

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2024.

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted Average	Future Issuance under
	to be Issued upon	Exercise Price	Equity Compensation
	Exercise of	of Outstanding	Plans (excluding
	Outstanding Options,	Options, Warrants	securities reflected
	Warrants and Rights	and Rights(1)	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	16,056,277	$9.07	3,432,231
Equity compensation plans not approved by security holders(3)	1,356,780	$0.18	2,000,000	(4)
Total	17,413,057		5,432,231

1.)	Shares subject to RSU awards are not included in the weighted average price calculations in this column.

EDGEWISE THERAPEUTICS	41

2.)	Includes the following plans: the 2021 Plan, the 2017 Equity Incentive Plan (2017 Plan) and the 2021 Employee Stock Purchase Plan (2021 ESPP). Our 2021 Plan provides that on January 1st of each fiscal year commencing in 2022, the number of shares authorized for issuance under the 2021 Plan is automatically increased by a number equal to the least of (i) 5,040,000 shares; (ii) 5.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year or; (iii) such other amount as the plan administrator may determine. Our 2021 ESPP provides that on January 1st of each fiscal year commencing with the fiscal year following the fiscal year in which the first enrollment date under the 2021 ESPP (if any) occurs, the number of shares authorized for issuance under the 2021 ESPP is automatically increased by a number equal to the least of (i) 1,008,000 shares; (ii) 1.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as the plan administrator may determine.
3.)	On September 19, 2017, the Company granted one of its founders the option to purchase 1,795,880 shares of the Company’s common stock at an exercise price of $0.18 per share which vested monthly over a four-year period that expires 15 years after the date of grant. This grant is separate from the Company’s equity incentive plans discussed above. As of December 31, 2024, 1,356,780 options were both outstanding and exercisable. There were 175,000 options exercised during the year ended December 31, 2024. As of December 31, 2024, there was no unrecognized stock-based compensation expense. As of December 31, 2024, the intrinsic value of options outstanding and exercisable was $36 million. The weighted-average remaining contractual life of stock options is 7.5 years as of December 31, 2024.
4.)	Effective August 10, 2024, our board of directors adopted the Edgewise Therapeutics, Inc. 2024 Inducement Equity Incentive Plan (Inducement Plan) and, subject to the adjustment provisions of the Inducement Plan, reserved 2,000,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan.

PAY VERSUS PERFORMANCE

The following table sets forth the compensation for Kevin Koch, Ph.D., our principal executive officer (PEO), and the average compensation for our named executive officers other than our PEO (non-PEO NEOs) for fiscal years 2024 and 2023 (each, a “Covered Year”), both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with rules adopted by the SEC in August 2022. “Compensation actually paid” does not reflect amounts actually realized by our PEO and Non-PEO NEOs and may be higher or lower than amounts, if any, that are actually realized by such individuals. The table below also provides information for each Covered Year regarding our cumulative total shareholder return (TSR) and our net income.

			Average Summary	Average
	Summary	Compensation	Compensation	Compensation	Value of
	Compensation	Actually Paid	Table Total for	Actually Paid to	Initial Fixed $100
	Table Total for	to PEO	Non-PEO NEOs	Non-PEO NEOs	Investment Based on: TSR	Net Income/(Loss)
Fiscal Year	PEO ($)	($)(1)(2)	($)(3)(4)	($)(2)(4)	($)(5)	($)(6)

2024	7,601,200	35,595,836	2,910,334	12,936,866	307.34	(133,813)

2023	3,975,855	9,609,491	1,736,581	3,519,249	127.81	(100,163)

1.)	Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below.

EDGEWISE THERAPEUTICS	42

Fiscal Year	2024	2023
Summary Compensation Table Total for PEO ($)	7,601,200	3,975,855
Minus Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	(6,526,372)	(3,070,335)
Plus Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Fiscal Year End ($)	9,620,017	3,508,072
Plus Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	16,639,618	4,021,165
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	830,884	255,236
Plus Change in Fair Value between the End of the Prior Year and the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	7,430,489	919,498
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	-	-
Compensation Actually Paid to PEO ($)	35,595,836	9,609,491

2.)	For purposes of the adjustments to determine “compensation actually paid”, we computed the fair value of stock option awards in accordance with FASB ASC Topic 718 as of the end of the relevant fiscal year, other than fair values of equity awards that vested in the Covered Year, which are valued as of the applicable vesting. The valuation assumptions used in the calculation of such amounts are set forth in Note 4 to our financial statements included in our Form 10-K.
3.)	This figure is the average of the summary compensation table total compensation for the non-PEO NEOs in each listed year. The names of the non-PEO NEOs for each Covered Year are Joanne Donovan, M.D., Ph.D., and Behrad Derakhshan, Ph.D.
4.)	This figure is the average of compensation actually paid for the non-PEO NEOs in each Covered Year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the SEC's rules, as shown in the adjustment table below.

EDGEWISE THERAPEUTICS	43

Fiscal Year	2024	2023
Average Summary Compensation Table Total for Non-PEO NEOs ($)	2,910,334	1,736,581
Minus Non-PEO NEO Average Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	(1,705,376)	(1,073,047)
Plus Non-PEO NEO Average Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Fiscal Year End ($)	3,095,142	1,227,828
Plus Non-PEO NEO Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	5,978,497	1,441,202
Plus Non-PEO NEO Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	267,344	89,329
Plus Non-PEO NEO Average Change in Fair Value between the End of the Prior Year and the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	2,390,925	97,356
Minus Non-PEO NEO Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	-	-
Average Compensation Actually Paid to Non-PEO NEOs ($)	12,936,866	3,519,249

5.)	Total shareholder return is calculated by assuming that a $100 investment was made at the close of trading on December 31, 2022 and reinvesting all dividends until the last day of each reported fiscal year.
6.)	The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements.

RELATIONSHIP DESCRIPTIONS

The following charts illustrate the relationship between compensation actually paid for the covered years and (i) our cumulative total shareholder return, and (ii) our net income.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company TSR

EDGEWISE THERAPEUTICS	44

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income

EDGEWISE THERAPEUTICS	45

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of March 31, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 95,205,683 shares of our common stock outstanding as of March 31, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Edgewise Therapeutics, Inc., 1715 38th Street, Boulder, Colorado 80301.

	Shares beneficially owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
OrbiMed Advisors LLC(1)	15,021,721	15.8%
RA Capital Management, L.P.(2)	8,909,091	9.4%
BlackRock Inc.(3)	6,393,567	6.7%
Novo Holdings A/S(4)	5,549,900	5.8%
Baker Bros. Advisors LP(5)	5,840,059	6.1%
Perceptive Advisors LLC(6)	5,164,487	5.4%
Janus Henderson Group PLC(7)	4,983,940	5.2%
Paradigm BioCapital Advisors LP(8)	4,738,929	5.0%

EDGEWISE THERAPEUTICS	46

Named Executive Officers and Directors
Kevin Koch, Ph.D.(9)	3,216,850	3.3%
Joanne M. Donovan, M.D., Ph.D.(10)	590,190	*
Behrad Derakhshan, Ph.D.(11)	794,173	*
Peter Thompson, M.D.(1)	15,085,931	15.8%
Laura Brege(12)	152,846	*
Badreddin Edris, Ph.D.(13)	199,501	*
Jonathan Fox, M.D.(14)	64,563	*
Arlene M. Morris(15)	11,437	*
Jonathan Root, M.D.(16)	79,835	*
All directors and executive officers as a group (13 Persons)(17)	24,083,761	23.2%

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

1.)	Based solely on a Schedule 13D filed with the SEC on November 12, 2024, reporting stock ownership as of November 7, 2024, consists of (i) 14,436,497 shares held by OrbiMed Private Investments VI, LP (OPI VI), (ii) 319,599 shares held by OrbiMed Genesis Master Fund, L.P. (Genesis Master Fund) and (iii) 265,625 shares held by BIOG. Dr. Thompson is an employee of OrbiMed Advisors LLC (OrbiMed Advisors), and a member of our board of directors. OrbiMed Capital GP VI LLC (OrbiMed GP VI) is the general partner of OPI VI and OrbiMed Advisors is the managing member of OrbiMed GP VI. OrbiMed Genesis GP LLC (Genesis GP) is the general partner of Genesis Master Fund and OrbiMed Advisors is the managing member of Genesis GP. By virtue of such relationships, OrbiMed GP VI, Genesis GP, and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by OPI VI and Genesis Master Fund and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Capital LLC is the investment advisor to BIOG, a publicly-listed investment trust and may be deemed to have voting and investment power over the securities held by BIOG. OrbiMed Advisors and OrbiMed Capital LLC exercise voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI VI and Genesis Master Fund. The business address of OPI VI, Genesis Master Fund and OrbiMed Capital LLC is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.
2.)	Based solely on a Schedule 13G filed with the SEC on January 29, 2024, reporting stock ownership as of December 31, 2023, consists of 8,909,091 shares held by RA Capital Healthcare Fund, L.P. (RA Fund). RA Capital Healthcare Fund GP, LLC is the general partner of the RA Fund. The general partner of RA Capital Management, L.P. (RA Capital) is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the RA Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any securities of the Issuer held by the RA Fund. The RA Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the RA Fund’s portfolio, including the shares of the Issuer’s Common Stock reported herein. Because the RA Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the RA Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any securities of the Issuer beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act. The business address of RA Capital is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston MA 02116.
3.)	Based solely on a Schedule 13G filed with the SEC on November 8, 2024 reporting stock ownership as of September 30, 2024, consists of 6,393,567 shares held by BlackRock, Inc. which has sole voting power and sole dispositive power over such shares. The address for BlackRock is 50 Hudson Yards, New York, New York, 10001.
4.)	Based solely on a Schedule 13D/A filed with the SEC on September 23, 2024 reporting stock ownership as of September 19, 2024, consists of 5,549,900 shares held by Novo Holdings A/S (Novo). The board of directors of Novo (the Novo Board) has shared voting and investment power with respect to the shares held by Novo and may exercise such control only with the support of a majority of the members of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. The address for Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.

EDGEWISE THERAPEUTICS	47

5.)	Based solely on a Schedule 13G filed with the SEC on November 14, 2024 reporting stock ownership as of September 30, 2024, consists of 5,840,059 shares held by Baker Bros. Advisors LP (Baker Adviser). Baker Bros. Advisors (GP) LLC (Baker Adviser GP) is the sole general partner of the Baker Adviser. Baker Adviser GP, Felix J. Baker and Julian C. Baker, as managing members of Baker Adviser GP, and Baker Adviser may be deemed to be beneficial owners of securities of the Company. The business address of Baker Bros. Advisors (GP) LLC is 860 Washington Street, 3rd Floor, New York, New York 10014.
6.)	Based solely on a Schedule 13G filed with the SEC on February 21, 2025 reporting ownership of 5,164,487 shares held by Perceptive Life Sciences Master Fund, Ltd. (Perceptive Life). Perceptive Advisors LLC (Perceptive Advisors) serves as the investment advisor to Perceptive Life. Joseph Edelman is the managing member of Perceptive Advisors. Perceptive Advisors and Mr. Edelman may be deemed to beneficially own the shares held by the Perceptive Life. The business address of Perceptive Advisors LLC is 51 Astor Place, 10th Floor, New York, New York 10003.
7.)	Based solely on a Schedule 13G filed with the SEC on February 14, 2025 reporting stock ownership as of December 31, 2024, consists of 4,983,940 shares held by Janus Henderson Group plc (JHG). JHG has a 100% ownership stake in Janus Henderson Investors U.S. LLC (JHIUS), which may be deemed to be the beneficial owner of 4,945,387 shares. The business address of Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom.
8.)	Based solely on a Schedule 13G filed with the SEC on February 3, 2025 reporting stock ownership as of January 27, 2025, consists of 4,181,497 shares held by Paradigm BioCapital International Fund Ltd (Paradigm Fund). The Fund and one or more separately managed accounts (Account) managed by the Paradigm BioCapital Advisors LP (Paradigm Adviser) directly beneficially own the shares. The Paradigm Adviser is the investment manager of the Paradigm Fund and the Account. Paradigm BioCapital Advisors GP LLC (Paradigm Adviser GP) is the general partner of the Paradigm Adviser. Senai Asefaw is the managing member of the Paradigm Adviser GP. The Paradigm Adviser, Paradigm Adviser GP and Senai Asefaw may be deemed to beneficially own 4,738,929 shares directly beneficially owned by the Paradigm Fund and the Account, and each disclaims beneficial ownership with respect to any shares other than the shares directly beneficially owned by such person. The business address of the Fund is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands. The principal business office of the Adviser, the Adviser GP and Senai Asefaw is 767 Third Avenue, 17th Floor, New York, New York 10017.
9.)	Consists of (i) 259,554 shares held by KTK Family Enterprises, LLC, of which Dr. Koch is the Managing Director, (ii) 26,410 shares held by Adrienne R. Koch Heritage Trust of which Dr. Koch is a trustee, (iii) 26,410 shares held by Matthew K. Koch Heritage Trust of which Dr. Koch is a trustee, (iv) 26,410 shares held by Nicole M. Soldow Heritage Trust of which Dr. Koch is a trustee, (v) 14,478 shares held directly by Dr. Koch and (vi) 2,863,588 shares issuable pursuant to outstanding options held directly by Dr. Koch, exercisable within 60 days of March 31, 2025.
10.)	Consists of (i) 16,258 shares directly held by Dr. Donovan and (ii) 573,932 shares issuable pursuant to outstanding options held directly by Dr. Donovan, exercisable within 60 days of March 31, 2025.
11.)	Consists of (i) 16,837 shares directly held by Dr. Derakhshan and (ii) 777,336 shares issuable pursuant to outstanding options held directly by Dr. Derakhshan, exercisable within 60 days of March 31, 2025.
12.)	Consists of (i) the shares disclosed in footnote (1) above which are held of record by entities affiliated with OrbiMed Advisors LLC; and (ii) 64,210 shares issuable pursuant to outstanding options held directly by Dr. Thompson, exercisable within 60 days of March 31, 2025.
13.)	Consists of 152,846 shares issuable pursuant to outstanding options directly held by Ms. Brege which are exercisable within 60 days of March 31, 2025.
14.)	Consists of 19,820 shares held directly by Dr. Edris and 179,681 shares issuable pursuant to outstanding options exercisable within 60 days of March 31, 2025.
15.)	Consists of 10,857 shares held directly by Dr. Fox and 53,706 shares issuable pursuant to outstanding options held directly by Dr. Fox, exercisable within 60 days of March 31, 2025.
16.)	Consists of 11,437 shares issuable pursuant to outstanding options held directly by Ms. Morris, exercisable within 60 days of March 31, 2025.
17.)	Consists of 15,625 shares held directly by Dr. Root and 64,210 shares issuable pursuant to outstanding options held directly by Dr. Root, exercisable within 60 days of March 31, 2025.
18.)	Consists of (i) 15,283,989 shares beneficially owned by our current executive officers and directors and (ii) 8,496,937 shares subject to outstanding options exercisable within 60 days of March 31, 2025.

EDGEWISE THERAPEUTICS	48

Certain Relationships and Related Party Transactions

Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, the following is a description of each transaction since the beginning of the last fiscal year and each currently proposed transaction in which:

●	we have been or are to be a participant;
●	the amount involved exceeded or exceeds $120,000; and
●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

OFFERINGS

On January 23, 2024, we completed an underwritten registered direct offering of 21,818,182 shares of our common stock at an offering price of $11.00 per share. OrbiMed Advisors and affiliated entities purchased 454,545 shares for an aggregate purchase price of $5.0 million.

On April 3, 2025, we completed an underwritten registered direct offering of 9,935,419 shares of our common stock at an offering price of $20.13 per share. The table below sets forth the aggregate number of shares of our common stock issued to our related parties in the offering:

		Total
	Shares of	Common Stock
Name of Investor	Common Stock	Purchase Price
Orbimed Advisors LLC	496,771	$10,000,000
RA Capital Management, L.P.	993,542	$20,000,000
Perceptive Advisors LLC	1,490,313	$30,000,000
Janus Henderson Group PLC	496,771	$10,000,000
Paradigm BioCapital Advisors LP	620,964	$12,500,005

INDEMNIFICATION AGREEMENTS

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

EDGEWISE THERAPEUTICS	49

RELATED PARTY TRANSACTION POLICY

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

We have adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

EDGEWISE THERAPEUTICS	50

Questions and Answers About the Meeting

WHY AM I RECEIVING THESE MATERIALS?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on June 13, 2025 at 10:00 am Mountain Time.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying Notice of Annual Meeting and form of proxy, and our annual report, is first being sent or given on or about April 29, 2025 to all stockholders of record as of April 16, 2025. The proxy materials and our annual report can be accessed as of April 29, 2025 by visiting investors.edgewisetx.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of our common stock as of the close of business on April 16, 2025, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 95,205,683 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

DO I NEED TO DO ANYTHING IN ADVANCE IF I PLAN TO ATTEND THE ANNUAL MEETING IN PERSON?

If you are a stockholder of record, you do not need to do anything in advance to attend or vote at the Annual Meeting in person. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport, as well as proof of share ownership. If you are a beneficial owner, you must bring a legal proxy from the organization that holds your shares in order to vote your shares at the Annual Meeting in person. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

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WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

STOCKHOLDERS OF RECORD (SHARES REGISTERED IN YOUR NAME):

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

BENEFICIAL OWNERS (SHARES REGISTERED IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE):

If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Whether or not a quorum is present, the chairperson of the meeting may adjourn the meeting to another time or place.

EDGEWISE THERAPEUTICS	52

HOW DO I VOTE AND WHAT ARE THE VOTING DEADLINES?

STOCKHOLDERS OF RECORD (SHARES REGISTERED IN YOUR NAME):

by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm Eastern Time, on June 12, 2025 (have your Notice of Internet Availability or proxy card in hand when you visit the website);

VIA THE INTERNET

by toll-free telephone at (800) 690-6903, 24 hours a day, 7 days a week, until 11:59 pm Eastern Time, on June 12, 2025 (have your Notice of Internet Availability or proxy card in hand when you call); or

BY TELEPHONE

by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the Annual Meeting
BY MAIL

If you plan to attend the Annual Meeting at 1715 38th Street, Boulder, Colorado 80301, you may vote in person during the Annual Meeting. Please bring your Notice of Internet Availability or proxy card.

AT THE MEETING

BENEFICIAL OWNERS (SHARES REGISTERED IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE):

If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

STOCKHOLDERS OF RECORD (SHARES REGISTERED IN YOUR NAME):

If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:

●	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
●	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;

EDGEWISE THERAPEUTICS	53

●	delivering a written notice of revocation to our Corporate Secretary at Edgewise Therapeutics, Inc., 1715 38th Street, Boulder, Colorado 80301, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or
●	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

BENEFICIAL OWNERS (SHARES REGISTERED IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE):

If you are a beneficial owner stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

WHAT IS THE EFFECT OF GIVING A PROXY?

Proxies are solicited by and on behalf of our board of directors. Kevin Koch, the Company’s Chief Executive Officer, Michael Carruthers, the Company’s Chief Financial Officer and John R. Moore, the Company’s General Counsel have been designated as proxy holders for the Annual Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

WHY DID I RECEIVE A NOTICE INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

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HOW CAN I CONTACT EDGEWISE’S TRANSFER AGENT?

You may contact our transfer agent, Broadridge Corporate Issuer Solutions, Inc., by telephone at (844) 998-0339, or by writing Broadridge Corporate Issuer Solutions, Inc., at PO Box 1342, Brentwood, New York 11717. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at shareholder.broadridge.com/bcis/.

WHO WILL COUNT THE VOTES?

Broadridge Corporate Issuer Solutions, Inc. will tabulate the votes and John R. Moore as Secretary of the company will act as inspector of election.

HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH PROPOSAL?

●	Proposal No. 1: The election of two Class III directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. This means that the two nominees who receive the most FOR votes will be elected. You may vote FOR or WITHHOLD for each of the nominees. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
●	Proposal No. 2: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, requires an affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal.
●	Proposal No. 3: The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present at the Annual Meeting and entitled to vote thereon. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have the same effect as a vote AGAINST the proposal.
●	Proposal No. 4: The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present at the Annual Meeting (including by proxy) and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

Stockholders will also consider such other business as may come properly be presented before the Annual Meeting or any adjournment thereof.

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HOW ARE PROXIES SOLICITED FOR THE ANNUAL MEETING AND WHO IS PAYING FOR SUCH SOLICITATION?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE NOTICE?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Edgewise or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS. HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request

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that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

Edgewise Therapeutics, Inc.
Attention: Investor Relations
1715 38th Street
Boulder, Colorado 80301
Tel: (720) 262-7002

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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Other Matters

Our board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

AVAILABILITY OF BYLAWS

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2026 ANNUAL MEETING

Our nominating and corporate governance committee considers recommendations and nominations for candidates to the board of directors from stockholders so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable Company policies and all applicable laws, rules and regulations, and in the same manner as candidates recommended to our nominating and corporate governance committee from other sources. Stockholders may recommend director nominees for consideration by the nominating and corporate governance committee by writing to the Secretary of the Company. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate. Following verification of the stockholder status of the person submitting the recommendation and verification that all requirements have been met, all properly submitted recommendations will be promptly brought to the attention of the nominating and corporate governance committee.

If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our Corporate Secretary at our principal executive offices on or before December 30, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8

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regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Edgewise Therapeutics, Inc.
Attention: Corporate Secretary
1715 38th Street
Boulder, CO 80301

In addition to complying with the notice and information procedures of our amended and restated bylaws and consistent with the universal proxy rules, shareholders who in connection with our 2026 Annual General Meeting of Shareholders intend to solicit proxies in support of director nominees other than our Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19(b) of the Exchange Act.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our Corporate Secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in, and such stockholder must otherwise comply with, our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our Corporate Secretary at our principal executive offices:

●	no earlier than 8:00 a.m., local time, on February 13, 2026; and
●	no later than 5:00 p.m., local time, on March 15, 2026.

In the event that we hold our 2026 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our Corporate Secretary at our principal executive offices:

●	no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting; and
●	no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of our 2026 annual meeting is first made by the Company.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

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FISCAL YEAR 2024 ANNUAL REPORT AND SEC FILINGS

Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at investors.edgewisetx.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Edgewise Therapeutics, Inc., 1715 38th Street, Boulder, CO 80301, Attention: Investor Relations.

COMPANY WEBSITE

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EDGEWISE THERAPEUTICS, INC. ATTENTION: SECRETARY 1715 38TH STREET BOULDER, COLORADO 80301 V73648-P31546 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 1. Elect the directors named in the attached Proxy Statement to serve until the 2028 Annual Meeting of Stockholders. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted "FOR ALL" on Proposal 1, "FOR" on Proposals 2 and 3 and "1 YEAR" on Proposal 4. The board of directors recommends you vote "FOR ALL" on directors, "FOR" on Proposals 2 and 3 and "1 YEAR" on Proposal 4. 2. Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Conduct an advisory vote on the compensation of our named executive officers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. EDGEWISE THERAPEUTICS, INC. 4. Conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. 01) Alan Russell, Ph.D. 02) Arlene Morris ! ! ! ! 1 Year 2 Years 3 Years Abstain SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V73649-P31546 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. EDGEWISE THERAPEUTICS, INC. 2025 Annual Meeting of Stockholders June 13, 2025 10:00 am MT This proxy is solicited by the board of directors The stockholder(s) hereby appoint(s) Kevin Koch, Michael Carruthers and John R. Moore, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Edgewise Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am MT on June 13, 2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendations. Continued and to be signed on reverse side